EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated April 17, 2007 (except for Note 23, as to which the date is October 10, 2007) relating to the consolidated financial statements of Carbonics Capital Corporation (f/k/a GreenShift Corporation) as of December 31, 2006 and for the years ended December 31, 2006 and 2005.

                                  /s/ Rosenberg Rich Baker Berman & Company
                                  -------------------------------------------
                                      Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 24, 2008